Exhibit 10.2

SIXTH MODIFICATION TO LEASE

THIS SIXTH MODIFICATION TO LEASE, made this 23rd day of March, 2005, between EY Partners, LLC a Delaware limited company (“Landlord”), having an office at 65 Willowbrook Boulevard, Wayne, New Jersey and Audible, Inc. (“Tenant”), having an office at Willowbrook Boulevard, New Jersey.

WITNESSETH:

WHEREAS, BY Office Lease, dated May 29, 2001 (the “Lease”) between Passaic Investment LLC, Sixty-Five Willowbrook Investment LLC and Wayne Investment LLC (“Prior Owners”) and Tenant, Landlord lease to Tenant 22,767 rentable square feet located at 65 Willowbrook Boulevard in Wayne, New Jersey (the “Demised Premises”);

WHEREAS, Landlord, as successor-in-interest to Prior Owners and Tenant wish to modify the Lease in accordance with the terms and conditions set forth in this Sixth Modification to Lease and amend the Lease accordingly.

NOW THEREFORE, for and in consideration of the Lease, the mutual covenants herein contained and the consideration set forth herein, the parties agree to modify the Lease as follows:

1.	Additional Demised Premises:	The premise consists of 7605 rentable square feet on the second floor of the building.
2.	Commencement Date:	The Commencement Date shall be upon receipt of stamped plans by landlord which is to occur within 10 days after this the Sixth Modification of Lease is signed.
3.	Expiration Date:
Lease shall expire on December 31, 2008. Tenant agrees to modify its cancellation option contained in the Fifth Modification To Lease as follows: Tenant shall have the right to cancel this lease anything after July 1, 2006 by giving Landlord six (6) month’s prior written notice. Tenant agrees to pay Landlord $100,000 together with the cancellation notice.

4.	Term:	The Term of the Lease shall be through December 31, 2008.
5.	Rent:	As of the Commencement Date of the Fourth Lease Amendment Agreement the annual rate per rentable square foot multiplied by the floor space of the Demised Premises shall be:
	3/1/05-12/31/05	$16.50/sq. ft.
	1/1/06-12/31/06	$17.50/sq. ft.
	1/1/07-12/31/07	$18.50/sq. ft.
6.	Refurbishing:	Tenant accepts the additional premises on a as is. There is no work to be done by Landlord.
7.	Base Year:	For Taxes and Operating Expenses the base year shall be the calendar year commencing January 1, 2005.
8.	Tenant Electric:	Tenant electric is separately metered and will be directly billed to Tenant.
9.	Rent Commencement:	Ninety (90) days after receipt of architectural places which shall be Ninety days and 2 weeks from this the Sixth Lease Modification dated signature.
10.	Tenant Percentage Share:	Tenant percentage Share as it relates to Operating and tax increase be 5.77% based upon the building six of 131,708 square footage.
11.	Parking:	Landlord will provide 30 spaces of which six (6) shall be reserved.
12.	Commission:	The Broker Commission if applicable shall be paid by Tenant, Audible Inc.
13.	Ratification of Lease:	Except as provided herein, all the terms and conditions of the Lease and Amendments are in full force and effect.

IN WITNESS HEREOF, the parties hereto have caused the Sixth Amendment to Lease to be duly executed as of the date and year above written.

LANDLORD:                   TENANT:

EY Partners, LLC, a Delaware limited liability company

By: E&Y Willowbrook Inc., its Manager              Audible, Inc.

By: /s/ Yoram Mousaieff                     /s/ Andrew Kaplan
Name: Yoram Mousaieff             Name: Andrew Kaplan
Title: Managing Partner             Title: CFO